EXHIBIT 10.1
2017-1 AMENDMENT
TO THE
STEELCASE INC.
RESTORATION RETIREMENT PLAN
(Restated effective January 15, 2011)
This 2017-1 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN (the “Plan”) is adopted by Steelcase Inc. (the “Company”). The amendment is effective as of March 1, 2017.
Pursuant to Section 8.1 of the Plan, the Company amends the Plan as follows:

A.
Section 2.24 is amended as follows:
2.24    Plan Year

“Plan Year” means the fiscal year of the Company as in effect from time to time, or such other 12-month period as the Compensation Committee of the Board of Directors of the Company shall establish. For purposes of determining whether a Participant is eligible for a Principal Credit and the amount of the Principal Credit for any Plan Year under Article 6, the Plan Year shall be treated as ending on the same day that the Steelcase Inc. Retirement Plan’s plan year ends, even though they may actually end on different days in late February each year.
B.
Section 6.1(a) is amended as follows:

(a)Eligibility For Principal Credit A Participant will be eligible to receive the principal credit described in subsection (b) below for a Plan Year if the Participant receives a Discretionary Contribution under the Steelcase Inc. Retirement Plan for the Plan Year.

C.
Section 6.2(b) is amended as follows:

(b)Death In the event of the death of a Participant before payment of all benefits due, the vested amount remaining in the Participant’s Account will be paid to the Participant’s Beneficiary in the method and over the time period elected by the Participant in subparagraph (a) above. If payment had not commenced at the time of the Participant’s death, payment shall be made or begin to be made within 60 days of the later of the Participant’s death or the date the Principal Credit for the Plan Year during which the Participant died is credited to the Participant’s Account under Section 6.1(b). In no event will the first payment due after the Participant’s death be made later than December 31 of the calendar year following the calendar year of the Participant’s death.

D.
In all other respects, the Plan is unchanged.

Signature
The Company signs this 2017-1 Amendment to the Steelcase Inc. Restoration Retirement Plan as approved by the Board of Directors on the date stated below.

STEELCASE INC.
Dated: July 6, 2017                /s/ Lizbeth S. O’Shaughnessy
Lizbeth S. O'Shaughnessy
Senior Vice President, Chief Administrative
Officer, General Counsel & Secretary